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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors


Vixel Corporation



     We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report included herein dated May 1, 1997 relating to the balance sheet of Arcxel Technologies, Inc. as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the period from June 18, 1996 (inception) to December 31, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP


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KPMG LLP


Orange County, California


August 12, 1999